UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 10, 2006

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction ofincorporation of organization)	(Commission File Number)	(IRS Employer I.D. Number)

27762 Antonio Parkway, Suite L1-497, Ladera Ranch, CA 92694
(Address of principal executive offices)

(866) 279-9265
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders

On November 10, 2006, Victory Energy Corporation affected a 25-for-1 reverse stock split of its common stock. Pursuant to the reverse stock split, every twenty-five shares of authorized and outstanding stock will be reclassified and combined into one new share of common stock. As of the opening of the day on November 10, 2006, the Company's common stock will begin trading on a split-adjusted basis.

The exercise or conversion price, and the number of shares issuable under the Company's outstanding stock options, warrants, and convertible notes, will be proportionately adjusted to reflect the 25-for-1 reverse stock split. The number of shares authorized for issuance under the Company's equity compensation plans will also be proportionately reduced to reflect the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Stockholders who are entitled to fractional shares will receive shares rounded up to the nearest whole share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: November 15, 2006	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO